UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

SHENGDA NETWORK TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-227526	35-2606208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Floor 6, Building 6

LuGang WebMall Town, ChouJiang, YiWu

Jinhua City, Zhenjiang Province China 322000

(Address of principal executive offices) (zip code)

Soltrest, Inc.

(Former name or former address, if changed since last report.)

86-155-5793-7666

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	SDWL	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2020, Shengda Network Technology, Inc. (the “Company”) purchased 100% of the shares of HK Peaker International Trade Group Limited (Hong Kong) (“Peaker”), a company which is intended to serve as a holding company or various business activities in China for a total purchase price of US$1,330.23. Peaker presently owns 100% of Zhejiang Jingmai Electronic Commerce Ltd., which is located in Zhejiang province, China. Thereafter, on May 15, 2020, Peaker incorporated in China a 100%-owned subsidiary, Zhejiang Jingmai Electronic Commerce Ltd. (China) which is intended to serve as an operating company in China for various of the Company’s activities in China.

The Company will file the audited financial statements of Peaker and the unaudited pro forma financial statements of Peaker and the Company by amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

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SIGNATURES

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SHENGDA NETWORK TECHNOLOGY, INC.

Date: October 16, 2020	By	/s/ HangJin Chen
HangJin Chen
CEO, President and Secretary

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